As filed with the Securities and Exchange Commission on October 24, 2000

                                                 Registration No.  333-


                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                               _______________

                                  Form S-8
                           REGISTRATION STATEMENT
                                    under
                         THE SECURITIES ACT OF 1933
                               _______________

                            Port Financial Corp.
           (Exact name of registrant as specified in its charter)

            Massachusetts                              04-1145480
   (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                Identification No.)

                          1380 Soldiers Field Road
                             Brighton, MA 02135
                               (800) 835-9094
        (Address, including Zip Code, of principal executive offices)
                               _______________

                 Port Financial Corp. 2000 Stock Option Plan
                                     and
          Port Financial Corp. 2000 Recognition and Retention Plan
                          (Full title of the Plans)
                               _______________

                             Mr. James B. Keegan
                    Chairman and Chief Executive Officer
                             Port Financial Corp.
                          1380 Soldiers Field Road
                             Brighton, MA  02135
                               (800) 835-9094

                                  Copy to:
                          Richard A. Schaberg, Esq.
                  1700 Pennsylvania Avenue, N.W., Suite 800
                            Washington, DC 20006
                              (202) 347-8400
                   (Name and address, including Zip Code,
            telephone number and area code, of agent for service)
                               _______________

                       CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                 Proposed Maximum    Proposed Maximum
Title of Securities              Amount to be     Offering Price    Aggregate Offering      Amount of
 to be Registered                Registered(1)     Per Share (2)         Price (2)       Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value     1,041,995          $16.188           $16,867,815            $4,454
=========================================================================================================

<F1>  Based on the total  number of shares of common stock of Port Financial
      Corp. (the "Company") reserved for issuance upon the exercise of options granted pursuant to the Port Financial Corp. 2000 Stock Option Plan ("Option Plan") and the total number of shares of common stock authorized for awards under the Port Financial Corp. 2000 Recognition and Retention Plan (the "RRP"). There are 744,282 shares of common stock reserved for awards under the Option Plan and 297,713 shares authorized for awards under the RRP (collectively, the "Plans"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plans, may become issuable upon exercise of options or grant of awards through the application of certain anti-dilution provisions.
<F2>  Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which a total of 1,041,995 restricted shares and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $16.188 per share, the average of the daily high and low sales prices of common stock of the Company on the Nasdaq National Market System at the close of trading on October 17, 2000.

===========================================================================

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

      Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

      Not required to be filed with the Commission.

      Note: The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities Act of 1933, as amended ("Securities Act"). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act.

                                   PART II

Item 3.  Incorporation of Documents by Reference.

      The following documents and information heretofore filed with the Commission by Port Financial Corp. (the "Registrant") (File No. 000-29343) are incorporated by reference in this registration statement and the prospectuses to which this registration statement relates:

      (1) the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A dated February 4, 2000 (Registration No. 000-29343); and

      (2) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended ("Exchange Act"); and

      (3) the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2000 filed under the Exchange Act; and

      (4) the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2000 filed under the Exchange Act; and

      (5) Definitive Proxy Statement on Schedule 14A dated September 11, 2000 filed pursuant to Section 14 of the Exchange Act; and

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filings specifically set forth above and prior to the date of the termination of the offering of the common stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

      Port Financial Corp. will provide without charge to each person to whom the prospectuses are delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Robert Montgomery-Rice, Port Financial Corp., 1380 Soldiers Field Road, Brighton, MA 02135. Telephone requests may be directed to (800) 835-9094.

      All information appearing in this registration statement and the prospectuses is qualified in its entirety by the detailed information appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Section 67 of the Massachusetts Business Corporation Law ("MBCL") sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such. Section 67 of the MBCL provides as follows:

      "Indemnification of directors, officers, employees and other agents of a corporation and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

      No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

      The Registrant's Articles of Organization provide for the indemnification of directors, officers, employees and other agents of the Registrant. Under Article VI "Other Lawful Provisions," Section 6.7 entitled "Indemnification" states the following policies and procedures of the Registrant on indemnification:

      The Registrant will indemnify and hold harmless, to the fullest extent authorized by the Massachusetts Business Corporation Law, anyone involved or threatened to be made a party in an action, suit or proceeding by reason of his or her service for the Registrant or at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan; against all expense, liability and loss, including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement, reasonably incurred or suffered by him or her in connection with such action, suit or proceeding; provided, however that such action, suit or proceeding was authorized by the Board of Directors of the Registrant (except for proceedings to enforce rights to indemnification).

      The right to indemnification includes the advancement of expenses incurred in defending any such action, suit or proceeding, for any director or officer at the level of Vice President or above, and in the discretion of the Board of Directors for any other officer or employee.

      The Registrant may, to the extent authorized by the Board of Directors, grant rights to indemnification and the advancement of expenses to any employee of agent of the Registrant; the Registrant may also enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which it deems to be appropriate.

      The rights to indemnification and to the advancement of expenses shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Registrant's Articles of Organization, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      The Registrant is party to an employment agreement with each of Messrs. James B. Keegan and Charles Jeffrey and Ms. Jane L. Lundquist (the "Senior Executives"). These employment agreements provide for the Registrant to indemnify and insure the Senior Executives against personal liability for acts or omissions in connection with service to the Registrant or the Cambridgeport Bank (the "Bank"). The insurance coverage provided to the Senior Executives is required to be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Registrant and the Bank. The Registrant must also indemnify the Senior Executives to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any other director or officer of the Registrant, the Bank, or any subsidiary or affiliate thereof.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

      See the Exhibits Index.

Item 9.  Undertakings.

      A. Rule 415 offering. The undersigned Registrant hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            2. That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
            Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Incorporated annual and quarterly reports. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      D. Filing of registration on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brighton, Commonwealth of Massachusetts on October 24, 2000.

                                       Port Financial Corp.
                                       (Registrant)

                                       By: /s/ James B. Keegan
                                           --------------------------------
                                           James B. Keegan
                                           Chairman and Chief Executive
                                           Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Name                        Title                     Date

/s/James B. Keegan           Chairman of the Board and      October 24, 2000
---------------------------  Chief Executive Officer
James B. Keegan              (Principal Executive Officer)

/s/Charles Jeffrey           Senior Vice President and      October 24, 2000
---------------------------  Chief Financial Officer
Charles Jeffrey              (Principal Financial Officer)

/s/Paul R. Corcoran, Jr.     Director                       October 24, 2000
---------------------------
Paul R. Corcoran, Jr.

/s/Daniel C. Crane, Esq.     Director                       October 24, 2000
---------------------------
Daniel C. Crane, Esq.

/s/Samuel C. Fleming         Director                       October 24, 2000
---------------------------
Samuel C. Fleming

/s/William Goldberg, Esq.    Director                       October 24, 2000
---------------------------
William Goldberg, Esq.

/s/                          Director                       October 24, 2000
---------------------------
Robert D. Happ

/s/Jane L. Lundquist         Director, President and Clerk  October 24, 2000
---------------------------
Jane L. Lundquist

/s/                          Director                       October 24, 2000
---------------------------
Joseph F. O'Connor

/s/Thomas H. Niles           Director                       October 24, 2000
---------------------------
Thomas H. Niles

/s/Rudolph R. Russo          Director                       October 24, 2000
---------------------------
Rudolph R. Russo

/s/Sandra J. Sucher          Director                       October 24, 2000
---------------------------
Sandra J. Sucher

/s/                          Director                       October 24, 2000
---------------------------
Laurence Weber


                               EXHIBITS INDEX

Exhibit
Number       Description of Exhibits
-------      -----------------------

 4.1 Articles of Organization of Port Financial Corp., filed on November 23, 1999 as Exhibit 3.1 to Registrant's Registration Statement on Form S-1, as amended and any amendments thereto (File No. 333-91549), is incorporated herein by reference.

 4.2         Bylaws of Port Financial Corp., filed on November 23, 1999 as
             Exhibit 3.2 to Registrant's Registration Statement on Form S-1, as amended and any amendments thereto (File No.
             333-91549), is incorporated herein by reference.

 4.3         Form of Stock Certificate, filed on November 23, 1999 as
             Exhibit 4.3 to Registrant's Registration Statement on Form S-1, as amended and any amendments thereto (File No.
             333-91549), is incorporated herein by reference.

 5.1 Opinion of Thacher Proffitt & Wood as to the legality of the securities being registered.

23.1         Consent of Arthur Andersen LLP.

23.2         Consent of Thacher Proffitt & Wood (included in Exhibit 5.1).

99.1 Port Financial Corp. 2000 Stock Option Plan filed on September 11, 2000 as Appendix A to Registrant's Proxy Statement on
             Schedule 14A, is incorporated herein by reference.

99.2 Port Financial Corp. 2000 Recognition and Retention Plan filed on September 11, 2000 as Appendix B to Registrant's Proxy Statement on Schedule 14A, is incorporated herein by reference.